UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

January 8, 2020

CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey 08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events.

On January 8, 2020, Campbell Soup Company issued a press release announcing it has commenced offers to purchase for cash (the “Tender Offers”) up to $1.0 billion combined aggregate principal amount of its outstanding 3.30% Senior Notes due 2021, 3.80% Senior Notes due 2042, 3.65% Senior Notes due 2023, 3.95% Senior Notes due 2025, 3.30% Senior Notes due 2025 and 4.15% Senior Notes due 2028. The Tender Offers are being made pursuant to, and are subject to the satisfaction or waiver of the terms and conditions set forth in, the Offer to Purchase dated January 8, 2020. A copy of the press release announcing the Tender Offers is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 8, 2020.

104	The cover page from this Current Report on Form 8-K is formatted in Inline XBRL.

EXHIBIT INDEX

Exhibit No.
99.1	Press release issued by Campbell Soup Company on January 8, 2020.
104	The cover page from this Current Report on Form 8-K is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY

Date: January 8, 2020	By:	/s/ Mick Beekhuizen

Mick Beekhuizen
Executive Vice President and Chief Financial Officer